UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 19, 2025

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On August 20, 2025, Option Care Health, Inc. (the “Company”) announced the appointment of Meenal A. Sethna as Executive Vice President, Chief Financial Officer of the Company, effective October 1, 2025. Ms. Sethna succeeds Michael Shapiro, who is expected to continue to serve in a non-executive capacity through March 31, 2026 in order to help facilitate a smooth transition.

Ms. Sethna, age 56, is employed by Littelfuse, Inc., a diversified, industrial technology manufacturing company, through September 2025, where she previously served as Executive Vice President and Chief Financial Officer from 2016 to June 2025 and Senior Vice President of Finance from 2015 to 2016. Prior to joining Littelfuse, she served from 2011 to 2015 as Vice President and Corporate Controller of Illinois Tool Works Inc., a diversified manufacturer of specialized industrial equipment, consumables, and related service businesses. Previous to that, Ms. Sethna worked at Motorola Inc., most recently as Vice President, Finance, and she began her career at Baxter International in roles of increasing responsibility in its finance organization. Ms. Sethna is a graduate of the Kellogg School of Management at Northwestern University and the University of Illinois-Urbana and is a Certified Public Accountant. Ms. Sethna currently serves on the board of directors of SPX Technologies, Inc., a diversified, global supplier of highly engineered products and technologies serving the HVAC and detection and measurement markets.

Pursuant to an employment offer letter agreement approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Ms. Sethna’s initial annual compensation will consist of an annual base salary of $655,000, a target annual cash incentive opportunity equal to 90% of annual base salary earnings and annual target long-term incentive compensation valued at $2,400,000. For fiscal 2025, her annual cash incentive opportunity will be pro-rated for the portion of the year she is employed. In addition, in order to incentivize her to join the Company and in lieu of a separate long-term incentive compensation award for fiscal 2025, Ms. Sethna will receive a restricted stock unit award with a grant date fair value of $1,500,000 that vests on the three-year anniversary of the commencement of her employment.

Pursuant to a transition agreement approved by the Compensation Committee, as of the date of his transition to his new role, Mr. Shapiro’s base salary will be reduced from $615,000 to $246,000. Mr. Shapiro will remain eligible for payment of his fiscal 2025 annual cash incentive based on base salary actually earned during the fiscal year.

The employment offer letter agreement with Ms. Sethna and the transition agreement with Mr. Shapiro are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 7.01. Regulation FD Disclosure.

The Company has issued a press release announcing the appointment of Ms. Sethna as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter, dated as of August 19, 2025, between Option Care Health, Inc. and Meenal A. Sethna.
10.2	Transition Agreement and Release, dated as of August 19, 2025, between Option Care Enterprises, Inc. and Michael Shapiro.
99.1	Press Release issued by Option Care Health, Inc., dated August 20, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	August 20, 2025	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer